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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                             OF BLYTH HOLDINGS INC.


        Blyth Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (the "Corporation") does hereby certify as follows:

        FIRST: That the Board of Directors of the Corporation by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for the submission of the matter to the stockholders of the Corporation for consideration and approval. The resolutions setting forth the proposed amendment are as follows:

        "RESOLVED: That Article First of the Restated Certificate of Incorporation be amended to read as follows:

FIRST. The name of the corporation is OMNIS Technology Corporation.

        RESOLVED: That Article Fourth of the Restated Certificate of Incorporation be amended to read as follows:

FOURTH.

        4.1 This corporation is authorized to issue two classes of stock to be designated, respectively, "common" and "preferred." The number of common shares authorized is 4,000,000, each with a par value of $0.10. The number of preferred shares authorized is 300,000, each with the par value of $1.00.

        4.2 Upon the filing of this Certificate of Amendment with the Secretary of State of Delaware, each ten (10) currently outstanding shares of Common Stock of the Company shall be consolidated and combined into one share of Common Stock. No fractional shares of Common Stock shall be issued upon such reverse stock split; any fractional shares that would otherwise result as to any holder shall be rounded up to the nearest whole share."

        SECOND: That thereafter, pursuant to the resolution of its Board of Directors, the amendment of the Restated Certificate of Incorporation was approved by a majority of the stockholders of the corporation at its Annual Meeting of Stockholders.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



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        IN WITNESS WHEREOF, Blyth Holdings Inc. has duly caused this Certificate of Amendment to be signed and attested by its duly authorized officers this 17th day of September, 1997.



                                            By:_________________________________
                                                 Timothy P. Negris, President


                                            Attest


                                            By:_________________________________
                                                  Judith M. O'Brien, Secretary




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                              RESTATED CERTIFICATE

                                OF INCORPORATION

                             OF BLYTH HOLDINGS INC.


        Pursuant to Section 245 of the Delaware Corporation Law of the State of Delaware, the undersigned Stephen R. Lorentzen and Judith
M. O'Brien hereby certify as follows:

               1. They are the duly elected and acting President and Chief Operating Officer and Secretary, respectively, of Blyth Holdings Inc. (the "Corporation").

               2. The name of the corporation is Blyth Holdings Inc.

               3. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on August 5, 1987.

               4. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Restated Certificate of Incorporation restates, integrates and amends in its entirety the provisions of the Corporation's Certificate of Incorporation and shall hereafter read in its entirety as follows:

        FIRST. The name of the corporation is Blyth Holdings Inc.

        SECOND. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH. This corporation is authorized to issue two classes of stock to be designated, respectively, "common" and "preferred." The number of common shares authorized is 40,000,000, each with a par value of $0.01. The number of preferred shares authorized is 3,000,000, each with the par value of $1.00.

        FIFTH. The preferred stock authorized by this Restated Certificate of Incorporation shall be issued from time to time in series. Except as otherwise provided in this Restated Certificate


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of Incorporation, the Board of Directors is hereby authorized to fix the number of shares, and determine the designation of each series of preferred shares and may determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued class of shares or any wholly unissued series of any class of shares. As to any series the number of shares of which is fixed by the Board as herein authorized, the Board may, within any limits and restrictions stated in the resolution or resolutions of the Board originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.

        SIXTH. The number of directors which shall constitute the whole board of directors of this corporation shall be seven (7). The directors shall serve for terms of three years each; provided that of the initial seven (7) directors, two
(2) shall be elected to terms ending at the annual meeting of stockholders in 1988, two (2) shall be elected to terms ending at the annual meeting of stockholders in 1989, and three (3) shall be elected to terms ending at the annual meeting of stockholders in 1990. All directors of this corporation may be removed with or without cause. This article may be amended, altered, modified or repealed only with the affirmative vote of the holders of two-thirds (2/3) of the outstanding voting shares.

        SEVENTH. The Corporation is to have perpetual existence.

        EIGHTH. No director of the corporation shall be held personally liable for monetary damages for breach of fiduciary duty as a director, provided that a director may be liable: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for any violation of Section 174 of the Delaware General Corporation Law; or, (d) for any transaction from which the director derived an improper personal benefit.

               5. This Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation was duly adopted by a majority of the shares entitled to vote at the 1996 Annual Meeting of Stockholders of the corporation held on August 20, 1996, in accordance with the applicable provisions of Sections


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222, 242, and 245 of the General Corporation Law of the State of Delaware.


        IN WITNESS WHEREOF, Blyth Holdings Inc. has caused this Restated Certificate of Incorporation to be signed by Stephen R. Lorentzen, its President and Chief Operating Officer, and attested by Judith M. O'Brien, its Secretary, on this _____ day of September, 1996.


                             BLYTH HOLDINGS INC.


                             -----------------------------------
                             Stephen R. Lorentzen, President and
                             Chief Operating Officer


Attest:

---------------------------------
Judith M. O'Brien, Secretary


                             Acknowledged this _____ day of
                             September, 1996.


                             -----------------------------------
                             Stephen R. Lorentzen, President and
                             Chief Operating Officer



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